Exhibit 99.1

Investview Announces Termination of Purchase Agreement

with LevelX

Eatontown, NJ, June 17, 2022 — Investview, Inc. (OTCQB: INVU), a diversified financial technology companythat through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, announced today that it has terminated the Amended and Restated Securities Purchase Agreements (the “ Purchase Agreements” ) by which it had agreed during March 2021 to acquire LevelX Capital LLC ( a FINRA-registered broker-dealer) and LevelX Advisors (a registered investment advisor). Closing under the Purchase Agreements had been subject to a number of conditions relating to, among others, the maintenance of a specific level of regulatory net capital and the receipt of all required regulatory (FINRA) approvals on or before June 3, 2022.

According to Company President, James R. Bell, “ although the parties have worked collaboratively over the past 13 months to secure the required regulatory approvals and satisfy all closing conditions, given, among other things, the length of the regulatory review process, to date, the uncertain timing of the regulatory process going forward, certain unforeseen circumstances that arose regarding LevelX since the date of the Purchase Agreements, and since certain material closing conditions under the Purchase Agreements have not been met as required, we have determined that it is in the best interest of Investview and our shareholders to cease pursuing the transaction. Accordingly, we have determined to terminate the Purchase Agreements and withdraw our participation in the regulatory approval process.”

Victor Oveido, Company CEO, continued, ‘‘we remain fully committed to the expansion of our Fintech platform through the acquisition of a suitable business within the financial services and/or brokerage space. Expansion of this element of our business has been designed to accelerate our existing strategies and further our FinTech footprintby complementing our proprietary SMART trading platform technology and transforming the customer experience.”

Mr. Oveido continued, “ our Board, management team, and employees remain fully committed to expand the scope and enhance the value of our established businesses and technologies, including our acquired proprietary SMART trading platform. We have never been better positioned for growth, with cash and cash equivalents of $24.9 million, total stockholders’ equity of $29.6 million and a current ratio of 2.41 at March 31, 2022. The growth in our businesses provided record breaking net revenues of $72.2 million and net cash provided by operating activities of $27.7 million during the nine months ended December 2021, providing us with a strong balance sheet to support our continued and planned growth. Investview’s performance in 2021 and in the first quarter of 2022, underscores the fundamental strength of its business and strategic approach.”

About Investview, Inc.

Investview, Inc., a Nevada corporation (which we refer to as “ we,” “ us,” “ our,” “ Investview,” or the “ Company” ), a financial technology (FinTech) services company, operates several different businesses, including a Financial Education and Technology business that delivers a series of products and services involving financial education, digital assets and related technology, through a network of independent distributors; a Blockchain Technology and Crypto Mining Products and Services business including leading-edge research, development and FinTech services involving the management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets; and a Brokerage and Financial Markets business that is currently in the early stages but plans to expand within the investment management and brokerage industries by commercializing on the proprietary trading platform we acquired in September 2021. For more information on Investview, please visit: www.investview.com.

Forward-Looking Statement

All statements in this release that are not based on historical fact are “ forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “ believe,” “ expect,” “ may,” “ should,” “ could,” “ seek,” “ intend,” “ plan,” “ goal,” “ estimate,” “ anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “ SEC” ), including the Company’s Annual Report on Form 10-K for the year-ended December 31, 2021, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Ralph R. Valvano

Phone Number: 732.889.4300

Email: pr@investview.com